UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date  of   earliest   event reported):
                                October 25, 1999


                          GRAND COURT LIFESTYLES, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                   0-21249                22-3423087
            --------                   -------                ----------
(State or other jurisdiction of (Commission File Number)   (I.R.S. Employer
incorporation or organization)                            Identification No.)

         2650 North Military Trail, Suite 350, Boca Raton, Florida 33431
         ---------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (561) 997-0323




                                       N/A
         (Former name or former address, if changed since last report.)

 Item 5.  Other Events.

         Bernard M. Rodin, who co-founded Grand Court Lifestyles, Inc. ("Grand Court") with John Luciani, died on October 25, 1999. At the time of his death, Mr. Rodin was the President, Chief Financial Officer and Chief Operating Officer of Grand Court, as well as a Director, member of the Audit Committee of the Board and holder of approximately 39% of the outstanding shares of Grand Court's common stock.

         On November 5, 1999, the Board elected John W. Luciani III as President. Prior thereto, Mr. Luciani was Grand Court's Executive Vice President. Mr. Luciani continues as a Director. On the same date, Grand Court's Board appointed Paul Jawin to the Board and elected Mr. Jawin as Chief
Operating Officer. Prior thereto, Mr. Jawin was Grand Court's General Counsel and a Senior Vice President. In addition, the Board elected Catherine V. Merlino, formerly Chief Accounting Officer, as Chief Financial Officer. Ms. Merlino continues as a Vice President. The Board also elected Keith Marlowe as a Vice President and appointed him General Counsel. Mr. Marlowe continues as Secretary.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                      GRAND COURT LIFESTYLES, INC.
                      ---------------------------------------------------------
                                             (Registrant)




Date:  November 10, 1999                       /s/Paul Jawin
                              -------------------------------------------------
                                               (Signature)
                                                Paul Jawin
                                          Chief Operating Officer